As Filed with the Securities and Exchange Commission on February [ ], 2024

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KIONI HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Delaware	7990
(State or other jurisdiction of incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

114 Lavender Street, #08-72 CT Hub 2

Singapore 338729

+1 617 313 3243

info@kioniholdings.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Elvis Diao

Kinoi Holdings Limited

16192 Coastal Highway, Lewes, 19958 Delaware

+1 617 313 3243

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	50,000	$2.00	$100,000	$14.76	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(2)	To be Paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated ______, 2024

PRELIMINARY PROSPECTUS

KIONI HOLDINGS LIMITED

Up to a maximum of 50,000 Shares of Common Stock at $2.00 per share

We are registering 50,000 common shares at the purchase price of $2.00 per common share. If all shares are sold the maximum gross proceeds will total $100,000, and the maximum net proceeds will total approximately $90,000. The offering will commence on the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2024.

This is the initial offering of common stock of Kioni Holdings Limited. No public market currently exists for our securities or the shares being offered. We are offering for sale a total of 50,000 shares of common stock on a "self-underwritten" basis, which means the shares will be offered and sold by our sole officer and director Elvis Diao without any commission being paid to him for any shares sold. We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered. The shares are being offered at a fixed price of $2.00 per share for a period not to exceed 270 days from the effective date of this Prospectus.

The offering shall terminate on the earlier of (i) when the offering periods ends (270 days from the effective date of this Prospectus), (ii) the date when the sale of all 50,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to completion of the sale of all 50,000 shares registered under the Registration Statement of which this Prospectus is a part.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, Elvis Diao will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

-	has not received enough proceeds from the offering to expand operations; and

-	has no market for its shares.

See “RISK FACTORS.”

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 30 days after the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

Our auditor has issued a going concern opinion.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 4 THROUGH 9 BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR SECURITIES ARE NOT CURRENTLY LISTED ON ANY EXCHANGE. IMMEDIATELY FOLLOWING COMPLETION OF THIS OFFERING, WE PLAN TO CONTACT A MARKET MAKER TO APPLY TO HAVE THE SHARES LISTED AND QUOTED ON THE OVER THE COUNTER QUOTATION BUREAU (OTCQB); HOWEVER, WE CANNOT GUARANTEE THAT OUR APPLICATION WILL BE ACCEPTED OR APPROVED. AS OF THE DATE OF THIS FILING, THERE HAVE BEEN NO DISCUSSIONS OR UNDERSTANDINGS BETWEEN US, OR ANYONE ACTING ON OUR BEHALF, WITH ANY MARKET MAKER REGARDING PARTICIPATION IN A FUTURE LISTING OF OUR SECURITIES.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is February __, 2024.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION	12
PLAN OF DISTRIBUTION	12
DESCRIPTION OF BUSINESS	14
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	22
EXECUTIVE COMPENSATION	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25
DESCRIPTION OF SECURITIES TO BE REGISTERED	27
INTERESTS OF NAMED EXPERTS AND COUNSEL	28
LEGAL MATTERS	28
EXPERTS	28
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
AVAILABLE INFORMATION	28
FINANCIAL STATEMENTS	28
INDEX TO THE FINANCIAL STATEMENTS	F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

i

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," "COMPANY," AND "KIONI" REFERS TO KIONI HOLDINGS LIMITED. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Our Business

Kioni Holdings Limited was formed on November 28, 2023. Kioni is engaged in the business of providing back-office support to companies. Kioni offers progressive and complete solutions for our customer’s back office and administration needs. These services include: accounting and bookkeeping, human resources, digital marketing and sales, IT support and general business consulting.

We plan to offer our service offerings to companies to assist them to achieve their business goals. The recent pandemic has reshaped how we will work in the future where business will work on a more flexible cost structure and a decentralized work environment. Our business approach is to work with companies to cut their overheads and to provide them with a wide array of services required by their business, until they are in a position to commit to such overhead. We offer an array of expertise and allow our Company to differentiate itself from other back office and administrative companies. We also pride ourselves on constant client interaction to ensure that we are providing not only the best support, but the right support to help them achieve their individual goals. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completing this offering or will ever generate any significant revenue.

We are a new company with limited operating history. We will require a minimum of $10,000 to fund the ongoing SEC filing requirements and currently we do not have any arrangements for additional financing, other than a $10,000 loan commitment from our sole director and shareholder.

As of the date of this Prospectus we have sold some of our services and have generated modest revenue from operations. Our operations to date have been devoted primarily to start-up and development activities, research regarding marketing methods and strategies, marketing our services to customers, investigating different offers within the segment of market and possible gaps in our industry.

Our principal executive office is located 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729. Our phone number is +1 617 313 3243.

As of the date of this Prospectus, we have 60,000 shares of our $.0001 par value common stock issued and outstanding and held by one shareholder. We are registering for sale 50,000 shares of our common stock pursuant to the Securities Act of 1933.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception through December 31, 2023 reports $1,250 in cash and a net loss of $950. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our Company’s ability to continue as a going concern.

Our President, Mr. Elvis Diao will offer shares of our common stock to his friends, family members and business associates.

As of the date of this Prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Jumpstart Our Business Startups Act

We are electing to opt out of the JOBS Act of 2012 extended accounting transition period.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected to opt out of such an extended transition period. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

1

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
•	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;
•	An exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
•	An exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•	An exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;
•	the first fiscal year after our annual gross revenues are $1 billion or more;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

2

The Offering

The Issuer:	KIONI HOLDINGS LIMITED

Securities Being Offered:	50,000 shares of common stock.

Price Per Share:	$2.00

Gross Proceeds	$100,000

Duration of the offering

The offering shall terminate on the earlier of

(i) the date when the sale of all 50,000 common shares is completed

(ii) 270 days from the effective date of this Prospectus unless extended by our director for an additional 90 days (up to 360 days); or

(iii) prior to 270 days at the sole determination of our director Mr. Elvis Diao.

Securities Issued and Outstanding:	There are 60,000 shares of common stock issued and outstanding as of the date of this Prospectus, held solely by our President and Secretary, Mr. Elvis Diao.

Risk Factors	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The table and information below are derived from our audited financial statements for the period from our inception on November 28, 2023 through December 31, 2023.

As of December 31, 2023
Balance Sheet
Total Assets	$10,350
Total Liabilities	$21,300
Stockholders’ Equity	$(10,950)

3

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock. If any of the following risks occur, our business, financial condition and results of operations could be harmed. If listed, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be material risks for an investor regarding this Offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS RELATED TO OUR BUSINESS

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND WILL NEED ADDITIONAL FINANCING TO FUND OUR BUSINESSES, THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our financial statements for the period from November 28, 2023 (inception) to December 31, 2023 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

4

WE ARE A NEW COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 28, 2023 and to date have been involved in marketing our services and signing client contracts and arranging staffing and consultants to deliver our services. We have commenced limited business operations. Accordingly, at this point, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing substantial revenues. We expect to incur significant losses in the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any substantial revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have limited experience in the back-office support business and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which our consumers will continue to use our services. There can be no assurance that our consultancy services will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of back-office support services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful back-office services that offer similar niche services i.e. bookkeeping services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly outspend us on marketing, advertising and staffing resources. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have a few customers to start but we have not identified a pipeline of customers to market our services. Accordingly, we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

5

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only 4 part time employees including our sole officer and director. We depend mainly on Elvis Diao, our President, to market our services and to manage our operations. The loss of Mr. Diao would have a substantial negative effect on our company and may cause our business to fail. The loss of Mr. Diao services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Diao, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 30 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

Our sole officer and director, Mr. Elvis Diao, has never operated and managed a public company which requires us to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own a substantial percentage of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE THE COMPANY’S HEADQUARTER AND ASSETS ARE PRIMARILY LOCATED OUTSIDE THE UNITED STATES INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Delaware, our officer and Director is a non-U.S. resident, and our headquarters and assets are located outside the United States. Our headquarters and major assets are in Singapore. Consequently, it may be difficult for investors to affect service of process on the Company and the director and officer in the United States and to enforce in the United States judgments obtained in United States courts against the Company’s assets and or to the officer and director based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in the Singapore court to enforce liabilities based upon the United States federal securities laws. Since our major assets are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

6

OUR BUSINESS IS SUBSTANTIALLY DEPENDENT ON OPERATIONS OUTSIDE THE UNITED STATES, WHERE WE HAVE LIMITED EXPERIENCE, AND IF WE ARE UNABLE TO MANAGE THE RISKS PRESENTED BY OUR BUSINESS MODEL IN Singapore AND SOUTHEAST ASIA, OUR FINANCIAL RESULTS AND FUTURE PROSPECTS WILL BE ADVERSELY IMPACTED.

Conducting our business in Singapore and Southeast Asia in the near future, where we have limited experience, subjects us to risks. These risks include:

a)	laws and regulations more restrictive than those in the United States, including laws governing competition, pricing, payment methods, Internet activities, transportation network companies, logistics services, real estate tenancy laws, tax and social security laws, email messaging, privacy, collection, use, processing, or sharing of personal information, and other activities important to our business;
b)	operational and compliance challenges caused by language, and cultural differences;
c)	exposure to business cultures in which improper business practices may be prevalent;
d)	fluctuations in currency exchange rates;
e)	adverse tax consequences.

These risks could adversely affect our international operations, which could in turn adversely affect our business, financial condition, and operating results.

OUR BUSINESS IS SUBJECT TO NUMEROUS LEGAL AND REGULATORY RISKS THAT COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

Our company will be a subject to differing, and sometimes conflicting, laws and regulations in the jurisdiction we operate in which we will provide our offerings. We could be subject to national, state, local, or municipal laws and regulations that are ambiguous in their application or enforcement or that we believe are invalid or inapplicable. It could significantly and materially harm our business, financial condition, and operating results by restricting or limiting how we operate our business, increasing our operating costs, and decreasing our number of potential customers. We cannot predict whether or when such proposals may be adopted.

Further, existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen the growth and usage of our services.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE ENCUMBERANCE UPON THE COMPANY WITHOUT PROVIDING EQUATABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake of numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable people to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

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RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on November 28, 2023, and has only a limited operating history, revenue and earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, ELVIS DIAO DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Our President, Elvis Diao does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

OUR SHARES MAY NOT BECOME ELIGIBLE TO BE TRADED ELECTRONICALLY, WHICH WOULD RESULT IN BROKERAGE FIRMS BEING UNWILLING TO TRADE THEM.

If we are able to have our shares of common stock quoted on the OTCMarkets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not "DTC-eligible," then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTC Markets). While DTC-eligibility is not a requirement to trade on the OTCMarkets, it is a practical necessity to process trades on the OTCMarkets if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. In order to continue to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority, and must maintain current information with OTCMarkets.

If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.

As of the date of this filing, there have been no discussions or understandings between our company and anyone acting on our behalf, including with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We have already paid for costs associated with this registration statement and will not pay for such costs out of the proceeds from this offering. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the Over the Counter Quotation Bureau. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $25,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the Over the Counter Quotation Bureau.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 1,000,000 shares of common stock, par value $0.0001 per share, of which 60,000 shares are currently issued and outstanding. If we sell the 50,000 shares being offered in this offering, we will have 110,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this Prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.00. When all the shares are sold the gross proceeds from this offering will be $100,000. The following table sets forth the uses of proceeds assuming the sale 25%, 50%, 75% and 100% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise any amount as anticipated.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	$50,000	$75,000	$100,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$1,500	$4,000	$6,000	$8,000
Marketing campaign and advertising	$7,000	$20,000	$40,000	$60,000
Creating Company Website	$5,000	$11,000	$13,000	$15,000
Additional expenses	$1,500	$5,000	$6,000	$7,000

None of the proposed allocations set forth in the following table is a firm commitment by us. Projected expenditures are only estimations or approximations. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the shares offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

Any funds received from the sale of stock by the Company will be immediately available to us. The above figures represent only estimated costs. Mr. Diao our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Diao has already paid for costs associated with this registration statement. Mr. Diao’s verbal agreement to provide us with loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the Over-the-Counter Quotation Bureau when and if our common stocks become eligible for trading on the Over-the-Counter Quotation Bureau. Mr. Diao will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Diao. Mr. Diao will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation or from subsequent fund raising following this offering.

Our sole director believes that to implement our plan of operations we require a minimum of $25,000 for the next twelve months. Even if all of the shares are sold, it is anticipated we may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

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DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholder at prices lower than the price of this offering.

	25% Offering	50% Offering	75% Offering	100% Offering

Net tangible book value per share before the offering*	$(0.11083)	$(0.11083)	$(0.11083)	$(0.11083)
Net tangible book value per share after the offering*	$0.25310	$0.51000	$0.70102	$0.84863
Net increase in tangible book value per share to original shareholders*	0.36393	0.62083	0.81185	0.95946
Number of shares outstanding before offering	60,000	60,000	60,000	60,000
Dilution to purchasers	$1.75	$1.49	$1.29	$1.15
Dilution as percentage	83%	71%	62%	54%
Gross offering proceeds	$25,000	$50,000	$75,000	$100,000
Number of shares after offering held by public investors	12,500	25,000	37,500	50,000
Purchasers of shares percentage of ownership after offering	17%	29%	38%	45%
Existing stockholders percentage of ownership after offering	83%	71%	62%	55%

*Assume the deduction of Website Development of $5,600 to calculate the Net Tangible Book value and the inclusion of the subscription of 50,000 shares for $10,000 by the sole director and shareholder in January 2024.

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PLAN OF DISTRIBUTION

Offering Will be Sold by our Officers and Directors

Shares offered by the Company will be sold by our sole officer and director, Mr. Elvis Diao. He will not purchase any shares in this offering.

This is a self-underwritten (“best-efforts”) Offering. This Prospectus is part of a prospectus that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Mr. Diao, our sole officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.	Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he:

•	primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and
•	is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and
•	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Terms of the Offering and Offering Proceeds

The Shares offered by us will be sold at the fixed price of $2.00 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date"). This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Our Requirements for Subscriptions. Right to Reject Subscriptions

If you decide to subscribe for any shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or certified funds to us. Subscriptions, once received and accepted by us, are irrevocable. All checks for subscriptions should be made payable to “Kioni Holdings Limited” or to our designated bank account.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 5 days after we receive them.

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DESCRIPTION OF OUR BUSINESS

We were incorporated in the State of Delaware on November 28, 2023 (inception). We maintain our statutory registered agent’s office at 16192 Coastal Highway, Lewes, 19958 Delaware, County of Sussex. Our principal executive office is located 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729. Our phone number is +1 617 313 3243.

Kioni Holdings Limited was formed on November 28, 2023. Kioni is engaged in the business of providing back-office support to companies. Kioni offers progressive and complete solutions for our customer’s back office and administration needs. These services include: accounting and bookkeeping, human resources, digital marketing and sales, IT support and general business consulting. The specific services in each of these categories are further described below:

Accounting and Bookkeeping:

•	Preparing complete set of books
•	Accounts Receivable
•	Accounts Payable
•	Accounting Manual and Policy Review
•	Development of Accounting Control Procedures
•	Paperless Workflow System Implementation
•	Preparation of Management Accounts and periodic Financial Statements

Human Resources:

•	Recruitment Support Services
•	Payroll Consulting
•	Performance Evaluation and Discipline System
•	Web-Based HR System
•	Payroll Services
•	Staff training both internal and third-party courses

Digital Marketing and Sales:

•	Social Media Marketing Implementation/Optimization/SEO on all Platforms
•	Website Development and Enhancements
•	Digital Marketing Plan Consulting and Development
•	Corporate Image, Logo and Brand Design
•	Setting up Client Relationship Management System

IT Support:

•	Website Design
•	Web Hosting
•	Email and Server Support and Migration
•	Hardware Review and Consulting
•	Data Access and Security Solutions
•	Cloud-based Storage Implementation and Support
•	Ongoing Software Maintenance

General Business Consulting:

•	Strategic and Corporate Planning
•	Industry and Comparative Analysis
•	Business Evaluations
•	Company Operation Troubleshooting

We plan to offer our service offerings to companies to assist them to achieve their business goals. The recent pandemic has reshaped how we will work in the future where business will work on a more flexible cost structure and a decentralized work environment. Our business approach is to work with companies to cut their overhead costs and to provide them with a wide array of services required by their business, until they are in a position to commit to such overhead. We offer an array of expertise and allow our company to differentiate itself from other back office and administrative companies. We also pride ourselves on constant client interaction to ensure that we are providing not only the best support, but the right support to help them achieve their individual goals.

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Our business plan is that when our staff meets with a potential client, they ask them what services can we provide so that they can focus on what they do best. Many businesses are complex and require people with specialized skills to keep up with current regulation, social media / customer relations, marketing, and bookkeeping and accounting. It can be very costly for a small or even mid-sized business to hire people to focus on all of these different roles. Kioni has already signed with an IT service provider to provide IT services and employed part time staff to provide bookkeeping and accounting services, using modern software and procedures with Artificial Intelligence making our work more efficient and costs effective. These service companies already have staff in place with many years of knowledge in their area of expertise, and for a fraction of the cost we can provide these same services to our clients for a fraction of the price.

We expect our clients to typically sign a three-month service agreement with the Company, which serves as an evaluation period for both the client and the Company to ensure a good working relationship is established. If the client feels the Company’s services are benefiting them, and if the Company feels that they’ve established a good working relationship with the client then both the client and the Company can extend the contract.

Our Business Strategy:

Our objective is to become a leading back office and general business consulting company, and continuously grow our client base. We plan to achieve this objective by continuing to implement our business strategy, which includes the primary elements we discuss below.

Marketing and Sales:

Our marketing efforts target small and mid-sized businesses that have the need for the types of services that we provide but cannot afford full-time employees to handle those services. One of our fastest growing customer segments is the cross-border business for companies operating in Asia. Our company focuses on this segment because we feel that these businesses will normally have dedicated staff in one country but not the other countries, they conduct business in. In such a scenario, we will be able to provide business support and services. We currently have our base in Singapore, but we intend to expand our services to other countries i.e. Hong Kong and Malaysia, once we have built up our operation.

We plan to grow our business initially through client referrals and word of mouth, and then try to reach a wider audience through social media advertising and marketing channels to accelerate client and sales growth.

Customers:

We plan to work on attracting customers to use our bookkeeping and accounting services. Then we will try to get these clients to take up our other service offerings. We expect our director and management to develop and maintain successful long-term relationships with our key clients.

Industry and Competitors:

The back office and employee/employer administration industry is highly fragmented in Asia, resulting in intense competition. Competition affects our ability to succeed in both the market segments we currently serve and new market segments that we may enter in the future. We compete with several large back office and administration companies that provide the same services we provide, but also provide additional services. These companies may have greater financial, marketing, and other resources than we do. Competition in our industry is based primarily on quality of service to the customer, price, and new and improved innovative services offerings.

Future products and services:

At the present time, we do not have plans to develop or market additional products or services.

Costs and Effects of Compliance with Environmental Laws:

We are not aware of, nor do we anticipate any environmental laws with which we will have to comply.

Number of Employees:

We have four part time employees which include our President (who is also our sole Director). The duties of the President, who spends about 30% of his time on the Company to solicit business by implementing the marketing initiatives and developing customers. The day-to-day duties are performed by the other staff. Our President is currently not being compensated and we expect no compensation to be paid for the foreseeable future. Although no payments to our director have been made, he may be reimbursed for actual expenses incurred relating to our business. We have signed 2 service agreements: i) with a service provider to provide bookkeeping and accounting services and ii) with an IT support services.

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Agreements

We have entered into a Service Agreement with Arpa Infinity Limited, a technology company, to provide IT support services. We have also entered into an agreement with GTH Corporate Services Limited, a financial consulting company, to provide bookkeeping and accounting support as necessary.

Patents and Trademarks

At present we do not have any patents or trademarks.

Government Regulation:

At present, there are no government regulations in effect that would impact our business operations.

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in Singapore.

Description of Property

We do not own any real property. Our principal place of business is located is a service office for one workstation at 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729 which is provided to us on a rent free basis by our sole officer and director. Our phone number is +1 617 313 3243. Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere but have not identified a location as of the date of this Prospectus.

Legal Proceedings

We are not currently a party to any legal proceedings nor are we aware of any action that has been threatened.

Market For Common Equity And Related Stockholder Matters

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Quotation Bureau markets.

Emerging Growth Company Status Under The Jobs Act

Kioni Holdings Limited qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1 billion;
•	The first fiscal year after the fifth anniversary of its IPO;
•	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period;
•	The first fiscal year in which the company has a public float of at least $700 million.

Financial And Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
•	Delay compliance with new or revised accounting standards until they are made applicable to private companies;
•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

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Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K;
•	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election Under Section 107(b) Of The Jobs

We have elected not to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Regulation M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to December 31, 2023 can be found on page F-1. The financial statement for the period ending December 31, 2023 are included at the end of this Prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Kioni Holdings Limited (“we”, “our”, “Kioni” or the “Company”) was incorporated in the State of Delaware on November 28, 2023. To date we have generated modest revenue from our business operations. Furthermore, as we are still in the early stages of developing our business and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve a significant, if any, level of market acceptance for our proposed business operations and products. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require.

We have never been subject to any bankruptcy proceedings. Our principal executive office is 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729. Our phone number is +1 617 313 3243.

Results of Operations

Period from November 28, 2023 (inception) through December 31, 2023 (Period):

During the Period, we incorporated the Company and started our business. Our loss since its inception is $12,950. We have just recently started our business operation, and earning revenue and incurred expenses.

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $12,950 and negative working capital of $16,650 at December 31, 2023, and a net loss of $12,950 for the period then ended.

We have generated revenue of $9,600 during the period from November 28, 2023 (inception) to December 31, 2023. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program and hire the necessary full-time staff. There is no assurance we will ever generate significant revenue in our intended markets even if we raised all the necessary funds.

During the Period, we incurred administration costs of $16,550 which was mainly for $11,800 in consultancy fee, $3,750 in salary costs and $1,000 in other expenses.

During the Period, we incurred a loss of $12,950.

Plan of Operation

During the 12 months period from the date of this Prospectus, we will concentrate on the development of our operations, including obtaining the equity capital from this offering and plan to have our common stock quoted on the OTCQB. There is no assurance that we will raise any amount as anticipated or that our common stock will be approved for trading on any over-the-counter market.

Our main source of revenue from operations will be generated from customers paying a fee for our back-office services. If we do not raise the necessary funds as set out in this Prospectus, then we will be limited in our operations and expected revenue. Our minimum operating expenses for the next 12 months will be $25,000 without considering any revenue. We would not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop our website. This would seriously hinder the development of our business and our ability to generate additional revenues.

We intend to offer our services in Hong Kong, Singapore and Malaysia, and then expand to Indonesia and Thailand.

Milestones that we will need to accomplish in order to implement our business plan in the next twelve months are as follows:

1.	Establish Our Office

Currently our CEO is providing the office for the Company free of charge.

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Month 1-3: Mr. Diao will manage the Company’s initial administrative duties. A temporary office in Hong Kong will be established with basic office equipment, which should not exceed $1,500 in expenses. If we sell the maximum shares in this offering, we will spend up to $8,000 to set up the office. The office will be used for initial communication with customers and employees in Hong Kong, Singapore and Malaysia. In the future we plan to expand our office or move to a larger office to house additional staff and equipment.

We expect to have office expenses, which depend on the number of offices we open, in accordance to the funds raised in the range from $1,500 to $8,000.

2.	Creating Company Website With Live Blog.

Month 1-12: To support our customers and to provide them with information regarding our services, we expect to create a website and a live blog with periodic news and photo reports about our services, events and news. We plan to order the development of both website and a blog from a software company. Depending on the complexity of design and the features of the website and live blog, we expect the development costs to be in the range from $5,000 to $15,000. This will be one of the major costs from the raise to have an interactive website for our customers.

3.	Executing agreements

Months 1-9: We would like to execute additional agreements for accounting and bookkeeping, IT and corporate services for contracts with 3-12 months to bring in recurring revenue. During this time, we will hire part-time staff or contract workers to work for each client. We will hire an operation manager to oversee the work performed by the staff and delivered to the customers.

4.	Marketing and Sales

Months 3-12: At this early stage of our operation, our officer and director, Mr. Diao is expected to handle all marketing and sales efforts. We will create accounts in social networks (as Whatsapp, Wechat, Facebook, etc). In addition, we also plan to conduct an email and social media marketing campaign. We will also ask our satisfied clients for referrals.

We intend to spend between $7,000 and $60,000 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. The above figures represent only estimated costs. Mr. Diao has verbally agreed to loan us funds to implement our business plan. Mr. Diao will be repaid from revenues of operations if and when we generate revenues to pay the obligation or from funds raised from subsequent funding following this Prospectus.

Liquidity and Capital Resources

As of December 31, 2023, we had $1,250 in cash.

Since inception, we have issued 60,000 shares of our common stock to our sole officer and director at a price of $0.20 per share, for a total of $12,000.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this Offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this Offering. We must raise cash to implement our strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We cannot guarantee that we will be able to sell all the shares offered herein. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan for operation. The sources of funding we may consider funding this work include a public offering, a private placement of our securities or loans from our director or others.

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As of the date of this registration statement, the current funds available to us are not sufficient to implement our business plan until we raise funds from this offering. Mr. Diao, our Director, has indicated that he is willing to provide funds required to maintain the reporting status in the form of an interest-free, unsecured loan until closing of this Offering. However, there is no contract in place or written agreement securing this arrangement. Management believes if we do not raise sufficient funds in this Offering to cover the costs of implementing our business plan, as well as the costs associated with being a reporting company, we will have to cease all such efforts. As such, your investment may be lost in its entirety. See “Risk Factors.”

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. If we raise 25% of the money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this Offering. We believe that we will be able to raise enough money through this offering to expand operations, but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised, will be sufficient to implement our initial plan of operations in the 12-month period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a new company with limited operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. Management would evaluate the terms of such debt financing at that time. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations as a result, investors would lose all their investment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States and are attached hereto. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. See additional accounting policies disclosed in the footnotes to our accompanying financial statements.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the period of November 28, 2023 (inception) to December 31, 2023.

19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Elvis Diao 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729	33	President, Secretary, Treasurer and Director

The person named above has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders.

Biography

Mr. Elvis Diao (“Mr. Diao”) was appointed President, Secretary, Treasurer and Director of the Company on November 28, 2023 immediately after the incorporation of the Company. For the past 2 years Mr Diao is the Managing Director of Gold Times Holdings Limited (“GTHL”), an investors relations and business consulting services firm for the Greater China and Southeast Asia region. Mr. Diao is the non-executive director of Oakridge International Limited, a medical technology devices company listed on the Australia Securities Exchange since 2020.

Prior to joining GTHL, Mr. Diao worked in Aisa Times (Hong Kong) Limited focused on business development in the media and consultancy for Greater China area. Mr Diao has broad experience in marketing and consulting services. Mr. Diao is currently a guest professor for the Business School at the Guizhou Education University in China.

Mr. Diao holds a Master’s Degree in Social Policy from the Chinese University of Hong Kong and also holds dual degrees in Bachelor of Business Administration and English Literature from Shanghai International Studies University.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our director believes that it is not necessary to have such committees at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

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EXECUTIVE COMPENSATION

Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer and director from our inception on November 28, 2023 until December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Mr. Elvis Diao President, Treasurer and Secretary	2023	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We have issued 60,000 shares of our common stock to our sole officer and director at a price of $0.20 per share.

Mr. Diao currently devotes approximately twelve hours per week to manage our affairs. He has agreed to work with no remuneration until such time as we generate profits from operations. At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Compensation of Directors

Our sole director is currently not being compensated and we expect no compensation to be paid in the foreseeable future. Although no payments to our director have been made, he may be reimbursed for actual expenses incurred relating to our business.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

The executive officer is currently not a party to any employment agreement with us.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the Nasdaq Capital Market’s requirements for independent directors.

Under the Nasdaq rules, our current director does not qualify as an independent director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At inception, we issued 10,000 shares of our common stock to Mr. Diao and then in January 2024, we issued another 50,000 shares of our common stock to Mr. Diao. At the date of this Prospectus, we issued a total of 60,000 shares of our common stock to Mr. Elvis Diao, our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 1, 2024 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Before Offering	Percentage Following Offering

Common	Elvis Diao (Note 1)	60,000	100%	54.5%

Common	All Officers and Directors as a Group (1 person)	60,000	100%	54.5%

Note 1 – Mr. Diao address is 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729

Future Sales by Existing Shareholders

A total of 60,000 common shares have been issued to our sole stockholder. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate upon the effectiveness of the registration statement that market maker will file an application on our behalf in order to be quoted on the Over-the-Counter Quotation Bureau (“OTCQB”). We can provide no assurance that our shares will be traded on the OTCQB, or if traded, that a public market will materialize.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 1,000,000 shares of common stock, par value $0.0001 per share. As of the date of this Prospectus, there were 60,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock. This summary is, however, subject to the provisions of our certificate of incorporation and bylaws. For greater detail about our capital stock, please refer to our certificate of incorporation and bylaws.

We are authorized to issue up to 1,000,000 shares of common stock, $0.0001 par value per share. Holders of our common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. There is no cumulative voting in the election of directors. Holders of our common stock do not have any conversion, redemption or pre-emptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by David Price, a professional law corporation.

EXPERTS

Our audited financial statements for the period from November 28, 2023 (inception) to December 31, 2023 included in this Prospectus, have been audited by Olayinka Oyebola & Co., independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended. For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the period of November 28, 2023 (inception) to December 31, 2023 are set forth on pages F-1 through F-8.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

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F-i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Kioni Holdings Limited.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kioni Holdings Limited. (the "Company") from inception November 28 2023, to December 31, 2023, and the related statements of operations, changes in shareholders' equity and cash flows, for the period ended December 31, 2023, and the related notes (collectively referred to as the "financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the period November 28 to December 31, 2023, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern as disclosed in Note 2 to the financial statement, the Company has continuously incurred a net loss of $(12,950) for the period ended December 31, 2023. The continuation of the Company as a going concern through December 31, 2023, is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due.These factors raise substantial doubt about the Company ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or are required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statement and (2) involved especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ OLAYINKA OYEBOLA & CO.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

We have served as the Company's auditor since September 2023.

January 31st, 2024

Lagos Nigeria

F-1

KIONI HOLDINGS LIMITED

Balance sheets

December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$1,250
Trade receivables	3,400
Total Current Assets	4,650

Non-Current Assets
Website Development	5,700

Total Assets	$10,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts payables and accruals	11,300
Subscription deposit payable	10,000
Total Current Liabilities	21,300

Stockholder’s Equity
Common stock, par value $0.0001; 10,000 shares authorized, 10,000 shares issued and outstanding	100
Additional paid in capital	1,900
Accumulated deficits	(12,950)
Total Stockholder’s Deficit	(10,950)

Total Liabilities and Stockholder’s Equity	$10,350

See accompanying notes, which are an integral part of these financial statements.

F-2

KIONI HOLDINGS LIMITED

Statement of Operations

From November 28, 2023 (date of incorporation) to December 31, 2023

REVENUES	$9,600
Cost of revenues	(6,000)
3,600
OPERATING EXPENSES
General and Administrative Expenses	16,550
TOTAL OPERATING EXPENSES	(16,550)

NET LOSS FROM OPERATIONS	(12,950

PROVISION FOR INCOME TAXES	-

NET LOSS	$(12,950)

NET LOSS PER SHARE: BASIC AND DILUTED - CENTS	$(1.295)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	10,000

See accompanying notes, which are an integral part of these financial statements.

F-3

KIONI HOLDINGS LIMITED

Statement of Changes in Stockholder’s Equity

For the period from November 28, 2023 (inception) to December 31, 2023

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Inception, November 28, 2023	-	$-	$-	$-	$-
Shares issued for cash at $0.0001 per share on November 28, 2023	10,000	1	1,999	-	2,000
Net loss for the period ended December 31, 2023	-	-	-	(12,950)	(12,950)
Balance December 31, 2023	10,000	$1	$1,999	$(12,950)	$(10,950)

See accompanying notes, which are an integral part of these financial statements.

F-4

KIONI HOLDINGS LIMITED

Statement of Cash Flows

For the period from November 28, 2023 (inception) to December 31, 2023

Period ended December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(12,950)
Changes in working capital:
Increase in accounts trade receivables	(3,400)
Increase in accounts payables and accruals	11,300
Increase in subscription deposits payable	10,000
Adjustments to reconcile net loss to net cash (used in) operating activities	-
CASH FLOWS USED IN OPERATING ACTIVITIES	4,950

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,000
Related Party Loans	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	2,000

CASH FLOWS FROM INVESTING ACTIVITIES
Website development	(5,700)
CASH FLOWS PROVIDED FOR INVESTING ACTIVITIES	(5,700)

NET INCREASE IN CASH	1,250

Cash, beginning of period	-

Cash, end of period	$1,250

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes, which are an integral part of these financial statements

F-5

KIONI HOLDINGS LIMITED

Notes to the audited financial statements

December 31, 2023

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Kioni Holdings Limited (“Kioni” or the “Company”) was incorporated in the State of Delaware on November 28, 2023 (inception). We maintain our statutory registered agent’s office at 16192 Coastal Highway, Lewes, 19958 Delaware, County of Sussex. Our principal executive office is located 114 Lavender Street, #08-72 CT Hub 2, Singapore 338729. Our phone number is +1 617 313 3243.

Kioni is engaged in the business of providing back-office support to companies. Kioni offers progressive and complete solutions for our customer’s back office and administration needs. These services include accounting and bookkeeping, human resources, digital marketing and sales, IT support and general business consulting.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The Company had accumulated deficits of $ 12,950 as of December 31, 2023. The Company currently has losses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $1,250 of cash as of December 31, 2023.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Website is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

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KIONI HOLDINGS LIMITED

Notes to the audited financial statements

December 31, 2023

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or services not provided or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. As of December 31, 2023 the Company has generated revenue of $9,600.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of December 31, 2023 there were no potentially dilutive debt or equity instruments issued or outstanding.

F-7

KIONI HOLDINGS LIMITED

Notes to the audited financial statements

December 31, 2023

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of December 31, 2023 there were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4 – SUBSCRIPTION DEPOSIT FROM DIRECTOR

As of December 31, 2023, the director has subscribed 50,000 shares at $0.20 per share (“Subscription Share”) for a subscription proceeds of $10,000 subject to the Company’s authorized capital to be increased to allot such shares. Subsequent to the balance sheet date, in January 2024 the authorized shares were increased to 1,000,000 shares and on the same date the Subscription Shares were issued to the subscriber.

Note 5 – COMMON STOCK

The Company has 1,000,000, $0.0001 par value shares of common stock authorized.

On November 28, 2023 the Company issued 10,000 shares of common stock to a Director for cash proceeds of $2,000 at a price of $0.20 per share. There were 10,000 shares of common stock issued and outstanding as of December 31, 2023.

On December 15, 2023 the Company entered into a subscription agreement to issue 50,000 shares of common stock (“Subscription Share”) to a Director for cash proceeds of $10,000 at $0.20 per share, subject to the Company’s authorized share capital is increased to issue such shares. On December 28, 2023, the Company filed with the state of Delaware to increase its authorized share capital to 1,000,000 shares of $0.0001 each, and in January 2024 this increase was approved. Accordingly, the Company issued the Subscription Shares on the same date the increase in authorized capital.

Note 6 – COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Mr. Elvis Diao, has agreed to provide his own premises under office needs. He will not take any fee for this premises; it is for free use until the Company has raised adequate capital. In addition, Mr. Diao has agreed to provide funding up to $10,000 through a loan to fund the Company’s working capital. This loan is unsecured, non-interest bearing and due on demand.

Note 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2023 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than as set out below.

In January 2024, the Company’s authorized capital was increased to 1,000,000 shares of $0.0001 each and on the same date the Company issued 50,000 shares to its sole shareholder at a subscription price of $0.20 per share raising a total of $10,000.

F-8

PROSPECTUS

50,000 SHARES OF COMMON STOCK

KIONI HOLDINGS LIMITED

Dealer Prospectus Delivery Obligation

Until ________________, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$14.76
Printing Expenses	100.00
Accounting Fees and Expenses	1,000.00
Legal Fees, Auditor Fees and Expenses	8,000.00
Edgar Agent Fees	850.00
TOTAL	$9,964.76

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. §145 further provides that indemnification shall be provided if the party in question is successful on the merits.

Our articles of incorporation provide for the indemnification of our directors and officers against all claims and liability by reason of their having served as a director or officer, to the fullest extent provided by §145 of the DGCL, as the same may be amended and supplemented, against any and all of the expenses, liabilities, or other matters referred to in or covered by said section. In addition, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through by-law provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by §145 of the DGCL, subject only to limits created by applicable law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

The Company issued i) on November 28, 2023 10,000 shares of common stock to our sole officer and director, Mr. Elvis Diao at an issue price of $0.20 per share for a total purchase price of $2,000 and ii) in January 2024 the Company issued 50,000 shares of common stock to our sole officer and director, Mr. Diao, at an issue price of $0.20 per share for a total purchase price of $10,000. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4a(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1.1	Statement of Incorporation of the Registrant*
3.1.2	Certificate of Amendment*
3.2	Bylaws of the Registrant*
5.1	Opinion of [ ], a professional law corporation. re: the legality of the shares being registered*

23.1	Consent of [ ], a professional law corporation (included in Exhibit 5.1)*
23.2	Consent of Olayinka Oyebola & Co., Chartered Accountants*
107	Filing fee table*

_____________

* Filed herein

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 8, 2024.

KIONI HOLDINGS LIMITED

By: /s/ Elvis Diao
Name: Elvis Diao Title: President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Elvis Diao
Elvis Diao	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 8, 2024

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